Exhibit 3.59

CERTIFICATE OF FORMATION OF

CAVTEL HOLDINGS, LLC

THIS CERTIFICATE OF FORMATION of CavTel Holdings, LLC (the “Company”), is dated as of February 14, 2006 and is being executed and filed by Leonard Q. Slap, as an authorized person, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del. C. §§ 18-101 et seq.).

1. Name. The name of the Company is: CavTel Holdings, LLC.

2. Registered Office. The address of the registered office of the Company in the State of Delaware is: 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

3. Registered Agent. The name and address of the registered agent for service of process on the Company in the State of Delaware is: Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

4. Certificated Interests. The Company’s limited liability company interests shall be represented by certificates in substantially the form attached hereto as Exhibit A, which certificates, when duly executed and issued, shall be deemed to be “security certificates” within the meaning of Article 8 of the Uniform Commercial Code of Delaware and of each other relevant jurisdiction.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation of CavTel Holdings, LLC to be duly executed as of the day and year first above written.

/s/ Leonard Q. Slap
Leonard Q. Slap, Authorized Person

EXHIBIT A

CERTIFICATE OF LIMITED LIABILITY COMPANY INTEREST

CavTel Holdings, LLC, a Delaware limited liability company (the “Company”), hereby certifies that [    ] (the “Holder”) is the owner of [    ]% of the membership rights, economic interests and all other legal and beneficial ownership interests in the Company. The Holder’s interest in the Company is represented by this Certificate.

The Holder, by accepting this Certificate, is deemed to have agreed to comply with, and be bound by, the limitations of the interest evidenced hereby.

THE INTEREST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.

Dated: [    ]

CAVTEL HOLDINGS, LLC

By:
[Authorized Signatory]

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.	The name of the limited liability company is CAVTEL HOLDINGS, LLC

2. The Registered Office of the limited liability company in the State of Delaware is changed to 1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE CORPORATION TRUST COMPANY

By:	/s/ Allison Fisher
Authorized Person

Name:	Allison Fisher
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